Exhibit 10.18A

2011 AMENDMENT

TO THE

AES CORPORATION INTERNATIONAL RETIREMENT PLAN

WHEREAS, AES Corporation or any successor thereto (the “Sponsor”) maintains the AES Corporation International Retirement Plan (the “Plan”) to provide retirement benefits to certain employees; and

WHEREAS, the Plan was originally established effective January 1, 2007 and amended and restated most recently on December 29, 2008; and

WHEREAS, the Sponsor desires to amend the Plan to increase the maximum elective deferral percentages permitted under the Plan and to further clarify the applicable terms of the Plan; and

WHEREAS, Section 7.8 of the Plan permits the Sponsor to amend the Plan at any time in writing,

NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended effective January 1, 2012 as follows:

1. Section 1.16 of the Plan shall be amended in its entirety to read as follows:

“Deferral Amount” means the whole percentage, up to 80%, by which a Participant’s Base Salary plus the whole percentage, up to 100%, by which the Annual Bonus is reduced on account of a Participant’s Deferral Agreement.

2. The last sentence of Section 3.2 shall be amended in its entirety to provide as follows:

The Company Matching Contribution shall be credited annually to each eligible Participant’s Deferral Account in accordance with procedures established by the Sponsor, provided that in order to be eligible to receive a credit of a Company Matching Contribution, a participant must be an active Employee on the date such amount is credited.

3. Section 3.3 of the Plan shall be amended in its entirety to read as follows:

An Employer may make a Profit-Sharing Contribution for each Participant for each Plan Year beginning on or after the Effective Date during which such Employee was a Participant. The Participating Employer shall determine the amount of the Profit-Sharing Contribution in its discretion. The Profit-Sharing Contribution shall be a specified Percentage of the Base Salary of the Participant. The Participant’s Annual Bonus shall not be considered in the calculation of the Profit-Sharing Contribution. The Profit-Sharing Contribution shall be credited annually to each eligible Participant’s Deferral Account in accordance with procedures established by the Sponsor, provided that in order to be eligible to receive a credit of a Profit-Sharing Contribution, a Participant must be an active Employee on the date such amount is credited.

4. Article 3 of the Plan shall be amended by adding the following Section 3.5 at the end thereof:

3.5 Vesting of Deferral Account/Earnings

Each Participant shall at all times be 100% vested in his Deferral Account and the Earnings thereon.

5. Article 7 of the Plan shall be amended by adding the following Section 7.14, Section 7.15, and Section 7.16 at the end thereof:

7.14 Leave of Absence

The Sponsor may, in its sole discretion, permit a Participant to take a leave of absence for a period not to exceed six months, or if longer, so long as the Participant retains a right to reemployment under any applicable statute or by contract. Any such leave of absence must be approved by the Sponsor. During this time, the Participant will still be considered to be in the employ of the Sponsor for purposes of this Plan.

7.15 Withholding

The Sponsor shall have the right to withhold from any deferred compensation benefits payable under the Plan or other wages payable to a Participant an amount sufficient to satisfy all federal, state and local tax withholding requirements, if any, arising from or in connection with the Participant’s receipt or vesting of deferred compensation benefits under the Plan.

7.16 Governing Law

Except as otherwise preempted by the laws of the United States, this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law provisions.

IN WITNESS WHEREOF, the Sponsor has executed this amendment to the Plan, this 9th day of December, 2011.

AES CORPORATION

By:	/s/ Rita Trehan
Title:	Vice President

By:	/s/ Andres Gluski
Title:	President and Chief Executive Officer